Exhibit 99.1

LAKELAND BANCORP ANNOUNCES CLOSING OF ACQUISITION OF

HARMONY BANK

Oak Ridge, NJ—July 1, 2016. Lakeland Bancorp, Inc. (NASDAQ: LBAI) (“Lakeland Bancorp”), the parent company of Lakeland Bank, announced that its acquisition by merger of Harmony Bank (formerly OTCPK: HRMB) closed today.

Following the merger, Lakeland Bancorp will have $4.7 billion in total assets and will operate 56 New Jersey branch offices in Bergen, Essex, Morris, Ocean, Passaic, Somerset, Sussex, Union and Warren counties, five New Jersey regional commercial lending centers in Bernardsville, Montville, Newton, Teaneck and Waldwick and two commercial loan production offices serving Middlesex and Monmouth counties in New Jersey and the Hudson Valley region of New York. Lakeland Bank offers an extensive array of consumer and commercial products and services, including online and mobile banking, localized commercial lending teams, and 24-hour or less turnaround time on consumer loan applications. For more information about the full line of products and services, visit LakelandBank.com.

Forward-Looking Statements

This communication contains forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements speak only as of the date made, and are subject to numerous assumptions, risks and uncertainties, all of which may change over time. Lakeland Bancorp does not assume any obligation for updating any such forward-looking statements at any time.

Contact:

Lakeland Bancorp, Inc.:

Thomas J. Shara

President & CEO

Joseph F. Hurley

EVP & CFO

973-697-2000